EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-8 of our report dated April 10, 2007 relating to the financial statements of Caspian International Oil Corporation for the years ended December 31, 2006 and 2005.

/s/ BDO Kazakhstanaudit LLP

BDO Kazakhstanaudit LLP

Almaty, Kazakhstan

May 21, 2007